Exhibit 10.1

SUBSCRIPTION AGREEMENT

________, 2009

The undersigned investor (the “Investor”) hereby confirms its agreement with Javelin Pharmaceuticals, Inc. (the “Company”) as follows:

1. This Subscription Agreement (this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.  The Company has authorized the sale and issuance to certain investors of up to an aggregate of 3,186,700 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $1.24 per share (the “Purchase Price”).

3. The offering and sale of the Shares (the “Offering”) is being made pursuant to (1) an effective Registration Statement on Form S-3 (Registration No. 333-140481) filed by the Company with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”), which contains the base prospectus dated February 12, 2007 (the “Base Prospectus”) and was declared effective by the Commission on February 12, 2007, (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (3) a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) along with the Company’s counterpart to this Agreement.

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5. The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows:

Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”) (attention: Donna Ansbro, telephone: (718) 921-8261, to the Investor at the Closing (as defined in Section 3.1 of Annex A hereto). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

I.

DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

II.	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Bank of America

ABA #

Account Name: Javelin Pharmaceuticals, Inc.

Account Number:

Swift:

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6. [Intentionally Omitted].

7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

Exceptions

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, which is part of the Company’s Registration Statement, the documents incorporated by reference therein, and any issuer free writing prospectus (as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g)) (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, an issuer free writing prospectus and oral communications.

9. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing, or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

[SIGNATURE PAGE AND ANNEXES FOLLOW]

Number of Shares :   _____________

Purchase Price Per Share : $________

Aggregate Purchase Price : $________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of October __, 2009

______________________________
INVESTOR

By:___________________________
Print Name:____________________
Title:_________________________
Address:

Accepted and agreed this __

day of ________ 2009:

JAVELIN PHARMACEUTICALS, INC.

By:

Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares; Placement Agent.

2.1. At the Closing (as defined in Section 3.1 of this Annex I), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2. The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors ,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3. The Investor acknowledges that the Company intends to pay Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor.

2.4. The Company has entered into a Placement Agency Agreement, dated October 30, 2009 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants, and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company represents and warrants that a true and correct copy of the Placement Agreement is attached hereto as Annex II and the Company confirms that all references in the Placement Agreement to “Purchaser” or “Purchasers” shall include the Investor and Other Investors. The Company shall promptly notify the Investor of any proposed amendment or modification to Section 4 (Representations and Warranties of the Company), Section 5 (Certain Agreements of the Company), Section 7 (Conditions to the Obligations of the Placement Agent), Section 9 (Survival of Certain Representations and Warranties), Section 11 (Successors; Persons Entitled to Benefit of Agreement) and Section 14 (Amendment) of the Placement Agreement, which shall require the prior written consent of the Investor.

2.5 The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information, other than information relating to the Offering, that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and the Company’s Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Shares and Funds.

3.1. Closing.     The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Schedule A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2(a). Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the Purchase Price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b). Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to (i) the delivery by the Company of the Shares in accordance with the provisions of this Agreement, (ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date that are contained in the Placement Agreement and the Subscription Agreement, and (iii) the condition that the Placement Agent shall not have: (x) terminated the Placement Agreement pursuant to the terms thereof or (y) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company or the issuance of any minimum amount of Shares by the Company.

3.3. Delivery of Funds by Electronic Book-Entry at The Depository Trust Company . No later than one (1) business day after the execution of this Agreement by the Investor and the Company , the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company and the Placement Agent:

Bank of America

ABA #

Account Name: Javelin Pharmaceuticals, Inc.

Account Number:

Swift:

3.4. Delivery of Shares by Electronic Book-Entry at The Depository Trust Company . No later than one (1) business day after the execution of this Agreement by the Investor and the Company , the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing American Stock Transfer & Trust Company, the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. On the Closing Date, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

4. Representations, Warranties and Covenants of the Investor.

4.1.        The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Investor has answered all questions on the Signature Page and the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date, (c) the Investor, in connection with its decision to purchase the number of Shares set forth on the Signature Page, has reviewed the Disclosure Package and is relying only upon the Disclosure Package and the representations and warranties of the Company contained herein and the Placement Agreement and (d) the Investor is a “qualified institutional buyer”, as that term is defined in Rule 144A under the Securities Act of 1933, as amended.

4.2.        The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make and have not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Disclosure Package.

4.3.        The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

4.4.        The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5.        Each Investor represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted such Investor about the Offering and (ii) the date of this Agreement, it has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Each Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under

Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary . Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to representations, warranties and agreements of the Investor in Section 4 hereof.

6. Participation Rights.

(a)           From the Closing Date until the date that is the twelve (12) month anniversary of the Closing Date, upon any issuance by the Company of New Securities (as defined below) (each, a “Subsequent Financing”), each Investor shall have the right to participate in the Subsequent Financing up to an amount equal to the lesser of (x) 100% of the aggregate purchase price for the Shares being purchased by such Investor and (y) twenty-five percent (25%) of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. For the avoidance of doubt, the participation right granted to the Investors in this Section 6 (a) shall survive notwithstanding that the relevant Investor has sold, transferred, assigned or otherwise disposed of the shares purchased pursuant to this Offering and (b) shall not apply to any subsequent holder of the Shares.

(b)           The Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (the “Notice”), which Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount intended to be raised thereunder, the general details of such Subsequent Financing and the person or persons through or with whom such Subsequent Financing is proposed to be effected.

(c)           Any Investor desiring to participate in such Subsequent Financing must provide written notice to the Company within seventy-two (72) hours after receiving the Notice that such Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and that the Investor has such funds available for investment on the terms set forth in the Notice. If the Company receives notice from an Investor within the period set forth above, the Company shall not execute definitive agreements relating to the Subsequent Financing until at least forty-eight (48) hours have elapsed from receipt of the timely notice from such Investor. During such forty-eight (48) hour period, the Company agrees that it shall (i) confer with such Investor regarding certain non-material terms of the Subsequent Financing and (ii) not unreasonably withhold its consent to any revisions proposed by such Investor, provided that such proposed revisions are reasonably acceptable to the other participants in the Subsequent Financing.

(d)           If the Company does not receive notice from an Investor within the seventy-two (72) hour period set forth in paragraph (c) above, such Investor shall be deemed to have notified the Company that it does not elect to participate in the Subsequent Financing.

(e)           Notwithstanding the foregoing, this Section 6 shall not apply in respect of an Exempt Issuance (as defined below).

For purposes of this Section 6, the following terms shall have the following meanings:

“New Securities” means any securities of the Company, whether now authorized or not, including, without limitation, any preferred stock, rights, options, warrants or other instrument or security that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of the common stock of the Company, other than an Exempt Issuance.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other convertible securities to current or former employees, officers, directors, independent contractors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose or in consideration of bona fide services rendered to the Company and approved by the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock which have been issued and are outstanding on the date hereof; (c) securities issued pursuant to stock splits, stock dividends or distributions, recapitalizations and similar events affecting the Common Stock; (d) securities issued pursuant to or in connection with mergers, acquisitions, business combinations or licensing or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital; (e) securities issued upon the exercise or exchange of or conversion of any securities issued pursuant to item (d) above; and (f) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction.

7.  Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

Javelin Pharmaceuticals, Inc.

125 CambridgePark Drive

Cambridge, MA 02140

Attention: Stephen J. Tulipano, CFO

Facsimile: (617) 349-4505

with copies to:

Pryor Cashman LLP

7 Times Square

New York, NY 10036-6569

Attention: Jeffrey C. Johnson

Facsimile: (212) 798-6314

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.  Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Base Prospectus and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

13.  Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Base Prospectus and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

14. Disclosure. If the Company receives an executed signature page to this Agreement from the last Investor to participate in the Offering prior to 4:00 pm (Eastern Time) on any trading day, the Company and the Investor agree that the Company shall publicly disclose the Offering via either a press release or a Current Report on Form 8-K within thirty (30) minutes of receipt by the Company of such executed signature page. If the Company receives an executed signature page to this Agreement from the last Investor to participate in the Offering after 4:00 pm (Eastern Time) on any trading day, the Company and the Investor agree that the Company shall publicly disclose the Offering via either a press release or a Current Report on Form 8-K prior to the later to occur of (x) thirty (30) minutes following receipt by the Company of such executed signature page and (y) the opening of the financial markets in New York City on the trading day immediately after the date of receipt of such executed signature page. From and after the issuance of such Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors in connection with the transactions contemplated hereby. The Company shall not identify any Investor by name in any public filing, or otherwise publicly disclose any Investor’s name, without such Investor’s prior written consent, unless required by law or the rules and regulations of a national securities exchange.

15.  Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

SCHEDULE A TO ANNEX I

JAVELIN PHARMACEUTICALS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained); please include the name and telephone number of the contract person at the broker-dealer:

6. DTC Participant Number:

7. Name of Account at DTC Participant being credited with the Shares:

8. Account Number at DTC Participant being credited with the Shares:

ANNEX II

FORM OF PLACEMENT AGREEMENT